Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2022 THIRD QUARTER RESULTS

-Diluted Earnings Per Share of $1.45-
-Home Sales Revenue of $1.1 Billion-
-Homebuilding Gross Margin Percentage of 27.1%-
-Backlog Dollar Value of $2.4 Billion-

INCLINE VILLAGE, Nev., October 27, 2022 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the third quarter ended September 30, 2022.
“Tri Pointe Homes delivered strong profitability in the third quarter of 2022 with net income available to common stockholders of $149 million, or $1.45 in diluted earnings per share, representing a 24% increase in diluted earnings per share over the third quarter of 2021,” said Doug Bauer, Tri Pointe Homes Chief Executive Officer. “We achieved these outstanding results through year-over-year improvements to home sales revenue, homebuilding gross margin and SG&A leverage. We also ended the quarter in a great position for a strong fourth quarter performance, thanks to a healthy backlog valued at over $2.4 billion.”
Mr. Bauer continued, “As the housing market continued to weaken due to the rapid rise in interest rates, our order demand slowed during the quarter. To navigate today’s reality, we have implemented several tactics designed to help our customers purchase and close their homes. Our main goals for the remainder of the year will be to close homes in backlog and generate cash from operations, while staying price competitive at our communities by utilizing incentives and targeted pricing. We will also continue to streamline our cost structure and adjust our land pipeline to reflect the current demand environment. With this comprehensive plan in place, coupled with our strong balance sheet and experienced leadership team, we are confident that Tri Pointe is well positioned for success over the long term.”
Results and Operational Data for Third Quarter 2022 and Comparisons to Third Quarter 2021
•Net income available to common stockholders was $149.2 million, or $1.45 per diluted share, compared to $133.2 million, or $1.17 per diluted share
•Home sales revenue of $1.1 billion compared to $1.0 billion, an increase of 3%
◦New home deliveries of 1,463 homes compared to 1,632 homes, a decrease of 10%
◦Average sales price of homes delivered of $723,000 compared to $630,000, an increase of 15%
•Homebuilding gross margin percentage of 27.1% compared to 26.3%, an increase of 80 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 29.9%*
•SG&A expense as a percentage of homes sales revenue of 9.1% compared to 9.6%, a decrease of 50 basis points
•Net new home orders of 681 compared to 1,349, a decrease of 50%
•Active selling communities averaged 128.3 compared to 109.0, an increase of 18%
◦Net new home orders per average selling community were 5.3 orders (1.8 monthly) compared to 12.4 orders (4.1 monthly)
◦Cancellation rate of 27% compared to 9%
•Backlog units at quarter end of 3,044 homes compared to 3,619, a decrease of 16%
◦Dollar value of backlog at quarter end flat at $2.4 billion

◦Average sales price of homes in backlog at quarter end of $797,000 compared to $671,000, an increase of 19%
•Ratios of debt-to-capital and net debt-to-net capital of 33.8% and 29.7%*, respectively, as of September 30, 2022
•Repurchased 948,911 shares of common stock at a weighted average price per share of $17.66 for an aggregate dollar amount of $16.8 million in the three months ended September 30, 2022
•Ended the third quarter of 2022 with total liquidity of $914.3 million, including cash and cash equivalents of $228.1 million and $686.2 million of availability under our revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
“Our team members once again demonstrated their ability to execute in a difficult operating environment in the third quarter, as we met or exceeded our stated guidance for new home deliveries, home sales gross margin and SG&A leverage,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “While we expect the demand environment to remain choppy in the near term, we remain confident that the long-term macro environment for the housing industry continues to be very bright due to the lack of supply and the housing deficit that has resulted from new home construction failing to meet the pace of household formations since 2009, coupled with the high cost of rental alternatives. We are positioning our company to take advantage of these long-term opportunities and feel that we have the right people, resources and strategies in place to be successful.”
Outlook
For the fourth quarter, the Company anticipates delivering between 1,700 and 1,900 homes at an average sales price between $700,000 and $715,000. The Company expects homebuilding gross margin percentage to be in the range of 25.0% to 26.0% for the fourth quarter and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 8.0% to 9.0%. Finally, the Company expects its effective tax rate for the fourth quarter to be in the range of 24.0% to 25.0%.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, October 27, 2022.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Third Quarter 2022 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13733444. An archive of the webcast will also be available on the Company’s website for a limited time.

About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes, Inc. (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, most recently in 2019. The company made Fortune magazine’s 2017 100 Fastest-Growing Companies list, was named as a Great Place to Work-Certified™ company in both 2021 and 2022 and was selected by Great Place to Work® as one of the Best Workplaces for Millennials™ in 2022, Best Workplaces in Construction™ in 2022 and Best Workplaces for Women™ in 2022. For more information, please visit TriPointeHomes.com.
Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the emergence and spread of new strains or variants of COVID-19, the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and acceptance of effective vaccines, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; the prices and availability of supply chain inputs, including raw materials and labor; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in parts of the western United States; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	Change	% Change	2022	2021	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$1,057,491	$1,028,950	$28,541	3%	$2,787,386	$2,754,932	$32,454	1%
Homebuilding gross margin	$286,343	$270,926	$15,417	6%	$754,226	$690,337	$63,889	9%
Homebuilding gross margin %	27.1%	26.3%	0.8%		27.1%	25.1%	2.0%
Adjusted homebuilding gross margin %*	29.9%	28.8%	1.1%		29.7%	27.9%	1.8%
SG&A expense	$96,736	$98,365	$(1,629)	(2)%	$272,783	$276,926	$(4,143)	(1)%
SG&A expense as a % of home sales revenue	9.1%	9.6%	(0.5)%		9.8%	10.1%	(0.3)%
Net income available to common stockholders	$149,226	$133,156	$16,070	12%	$373,087	$321,827	$51,260	16%
Adjusted EBITDA*	$237,369	$215,880	$21,489	10%	$604,365	$543,945	$60,420	11%
Interest incurred	$31,893	$24,280	$7,613	31%	$89,235	$68,017	$21,218	31%
Interest in cost of home sales	$26,531	$25,656	$875	3%	$68,559	$77,185	$(8,626)	(11)%

Other Data:
Net new home orders	681	1,349	(668)	(50)%	3,933	4,958	(1,025)	(21)%
New homes delivered	1,463	1,632	(169)	(10)%	4,047	4,303	(256)	(6)%
Average sales price of homes delivered	$723	$630	$93	15%	$689	$640	$49	8%
Cancellation rate	27%	9%	18%		15%	7%	8%
Average selling communities	128.3	109.0	19.3	18%	120.7	112.1	8.6	8%
Selling communities at end of period	133	109	24	22%
Backlog (estimated dollar value)	$2,427,301	$2,428,412	$(1,111)	0%
Backlog (homes)	3,044	3,619	(575)	(16)%
Average sales price in backlog	$797	$671	$126	19%

	September 30,	December 31,
	2022	2021	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$228,137	$681,528	$(453,391)	(67)%
Real estate inventories	$3,608,305	$3,054,743	$553,562	18%
Lots owned or controlled	37,269	41,675	(4,406)	(11)%
Homes under construction (1)	4,120	3,632	488	13%
Homes completed, unsold	102	27	75	278%
Debt	$1,339,752	$1,337,723	$2,029	0%
Stockholders’ equity	$2,625,730	$2,447,621	$178,109	7%
Book capitalization	$3,965,482	$3,785,344	$180,138	5%
Ratio of debt-to-capital	33.8%	35.3%	(1.5)%
Ratio of net debt-to-net capital*	29.7%	21.1%	8.6%
__________
(1)     Homes under construction included 85 models at both September 30, 2022 and December 31, 2021, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
Assets	(unaudited)
Cash and cash equivalents	$228,137	$681,528
Receivables	169,496	116,996
Real estate inventories	3,608,305	3,054,743
Investments in unconsolidated entities	132,998	118,095
Goodwill and other intangible assets, net	156,603	156,603
Deferred tax assets, net	57,095	57,096
Other assets	173,404	151,162
Total assets	$4,526,038	$4,336,223

Liabilities
Accounts payable	$64,109	$84,854
Accrued expenses and other liabilities	494,727	466,013
Loans payable	250,000	250,504
Senior notes	1,089,752	1,087,219
Total liabilities	1,898,588	1,888,590

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 100,913,958 and 109,644,474 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	1,009	1,096
Additional paid-in capital	—	91,077
Retained earnings	2,624,721	2,355,448
Total stockholders’ equity	2,625,730	2,447,621
Noncontrolling interests	1,720	12
Total equity	2,627,450	2,447,633
Total liabilities and equity	$4,526,038	$4,336,223

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Homebuilding:
Home sales revenue	$1,057,491	$1,028,950	$2,787,386	$2,754,932
Land and lot sales revenue	2,626	581	4,337	7,520
Other operations revenue	674	646	2,021	1,969
Total revenues	1,060,791	1,030,177	2,793,744	2,764,421
Cost of home sales	771,148	758,024	2,033,160	2,064,595
Cost of land and lot sales	1,256	891	2,075	5,918
Other operations expense	670	801	2,020	2,111
Sales and marketing	41,950	44,875	112,712	130,824
General and administrative	54,786	53,490	160,071	146,102
Homebuilding income from operations	190,981	172,096	483,706	414,871
Equity in loss of unconsolidated entities	(122)	(43)	(34)	(72)
Other income, net	463	171	852	428
Homebuilding income before income taxes	191,322	172,224	484,524	415,227
Financial Services:
Revenues	11,005	3,016	31,985	7,802
Expenses	5,827	1,618	17,457	4,510
Equity in income of unconsolidated entities	—	3,946	46	10,586
Financial services income before income taxes	5,178	5,344	14,574	13,878
Income before income taxes	196,500	177,568	499,098	429,105
Provision for income taxes	(45,923)	(44,412)	(122,084)	(107,278)
Net income	150,577	133,156	377,014	321,827
Net income attributable to noncontrolling interests	(1,351)	—	(3,927)	—
Net income available to common stockholders	$149,226	$133,156	$373,087	$321,827
Earnings per share
Basic	$1.47	$1.18	$3.60	$2.77
Diluted	$1.45	$1.17	$3.57	$2.75
Weighted average shares outstanding
Basic	101,242,708	112,781,663	103,555,717	116,296,265
Diluted	102,661,222	113,782,251	104,526,594	117,188,893

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	166	$773	187	$685	363	$751	570	$667
California	636	768	708	646	1,729	718	1,863	674
Nevada	122	771	180	611	363	731	381	607
Washington	46	853	76	983	172	978	223	984
West total	970	773	1,151	669	2,627	742	3,037	687
Colorado	82	753	55	589	201	699	154	584
Texas	250	571	274	492	788	527	721	483
Central total	332	616	329	508	989	562	875	501
Carolinas(1)	80	469	25	386	152	464	64	383
Washington D.C. Area(2)	81	805	127	643	279	762	327	628
East total	161	638	152	601	431	657	391	588
Total	1,463	$723	1,632	$630	4,047	$689	4,303	$640

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	74	13.5	182	13.2	484	13.5	676	14.4
California	275	53.7	545	38.3	1,577	47.5	1,865	38.9
Nevada	56	6.8	133	10.2	317	7.6	568	11.1
Washington	34	3.0	68	6.5	103	2.8	229	5.7
West total	439	77.0	928	68.2	2,481	71.4	3,338	70.1
Colorado	15	7.3	55	6.5	180	7.7	218	5.7
Texas	123	23.5	238	21.5	691	22.8	945	22.6
Central total	138	30.8	293	28.0	871	30.5	1,163	28.3
Carolinas(1)	76	13.7	41	3.0	372	11.3	129	3.1
Washington D.C. Area(2)	28	6.8	87	9.8	209	7.5	328	10.6
East total	104	20.5	128	12.8	581	18.8	457	13.7
Total	681	128.3	1,349	109.0	3,933	120.7	4,958	112.1
(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.

MARKET DATA BY REPORTING SEGMENT & GEOGRAPHY, continued
(dollars in thousands)
(unaudited)

	As of September 30, 2022			As of September 30, 2021
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	641	$531,135	$829	585	$438,093	$749
California	884	836,320	946	1,260	843,994	670
Nevada	280	232,850	832	323	226,035	700
Washington	60	48,387	806	145	155,172	1,070
West total	1,865	1,648,692	884	2,313	1,663,294	719
Colorado	163	128,733	790	190	135,851	715
Texas	539	346,530	643	722	364,537	505
Central total	702	475,263	677	912	500,388	549
Carolinas(1)	341	161,675	474	80	34,358	429
Washington D.C. Area(2)	136	141,671	1,042	314	230,372	734
East total	477	303,346	636	394	264,730	672
Total	3,044	$2,427,301	$797	3,619	$2,428,412	$671

	September 30,	December 31,
	2022	2021
Lots Owned or Controlled:
Arizona	3,355	4,607
California	12,863	15,091
Nevada	1,815	2,161
Washington	891	1,010
West total	18,924	22,869
Colorado	1,973	1,683
Texas	10,994	12,297
Central total	12,967	13,980
Carolinas(1)	3,929	3,458
Washington D.C. Area(2)	1,449	1,368
East total	5,378	4,826
Total	37,269	41,675

	September 30,	December 31,
	2022	2021
Lots by Ownership Type:
Lots owned	20,698	22,136
Lots controlled (3)	16,571	19,539
Total	37,269	41,675

(1)     Carolinas comprises North Carolina and South Carolina.
(2)     Washington D.C. Area comprises Maryland, Virginia and the District of Columbia.
(3)     As of September 30, 2022 and December 31, 2021, lots controlled included lots that were under land option contracts or purchase contracts. As of September 30, 2022 and December 31, 2021, lots controlled for Central include 3,388 and 2,950 lots, respectively, and lots controlled for East include 154 and 179 lots, respectively, which represent our expected share of lots owned by our investments in unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended September 30,
	2022	%	2021	%
	(dollars in thousands)
Home sales revenue	$1,057,491	100.0%	$1,028,950	100.0%
Cost of home sales	771,148	72.9%	758,024	73.7%
Homebuilding gross margin	286,343	27.1%	270,926	26.3%
Add: interest in cost of home sales	26,531	2.5%	25,656	2.5%
Add: impairments and lot option abandonments	3,034	0.3%	268	0.0%
Adjusted homebuilding gross margin	$315,908	29.9%	$296,850	28.8%
Homebuilding gross margin percentage	27.1%		26.3%
Adjusted homebuilding gross margin percentage	29.9%		28.8%

	Nine Months Ended September 30,
	2022	%	2021	%
Home sales revenue	$2,787,386	100.0%	$2,754,932	100.0%
Cost of home sales	2,033,160	72.9%	2,064,595	74.9%
Homebuilding gross margin	754,226	27.1%	690,337	25.1%
Add: interest in cost of home sales	68,559	2.5%	77,185	2.8%
Add: impairments and lot option abandonments	4,495	0.2%	713	0.0%
Adjusted homebuilding gross margin	$827,280	29.7%	$768,235	27.9%
Homebuilding gross margin percentage	27.1%		25.1%
Adjusted homebuilding gross margin percentage	29.7%		27.9%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	September 30, 2022	December 31, 2021
Loans payable	$250,000	$250,504
Senior notes	1,089,752	1,087,219
Total debt	1,339,752	1,337,723
Stockholders’ equity	2,625,730	2,447,621
Total capital	$3,965,482	$3,785,344
Ratio of debt-to-capital(1)	33.8%	35.3%

Total debt	$1,339,752	$1,337,723
Less: Cash and cash equivalents	(228,137)	(681,528)
Net debt	1,111,615	656,195
Stockholders’ equity	2,625,730	2,447,621
Net capital	$3,737,345	$3,103,816
Ratio of net debt-to-net capital(2)	29.7%	21.1%
__________
(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income available to common stockholders, as reported and prepared in accordance with GAAP. EBITDA means net income available to common stockholders before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation and (f) impairments and lot option abandonments. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in thousands)
Net income available to common stockholders	$149,226	$133,156	$373,087	$321,827
Interest expense:
Interest incurred	31,893	24,280	89,235	68,017
Interest capitalized	(31,893)	(24,280)	(89,235)	(68,017)
Amortization of interest in cost of sales	26,611	25,655	68,639	77,457
Provision for income taxes	45,923	44,412	122,084	107,278
Depreciation and amortization	6,615	7,979	18,641	24,098
EBITDA	228,375	211,202	582,451	530,660
Amortization of stock-based compensation	5,717	4,410	16,740	12,572
Impairments and lot option abandonments	3,277	268	5,174	713
Adjusted EBITDA	$237,369	$215,880	$604,365	$543,945